                                                                    Exhibit 23.2

                          Consent of Ernst & Young LLP



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1998, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-52825) and related Prospectus of Gliatech Inc. for the registration of 2,300,000 shares of its common stock.

We also consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-52825) and related Prospectus of Gliatech Inc. for the registration of 2,300,000 shares of its common stock of our report dated March 10, 1998, with respect to the consolidated financial statements of Gliatech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 and for the period from inception of operations (August 31, 1988) through December 31, 1997, filed with the Securities and Exchange Commission.



                                                /s/ERNST & YOUNG LLP

Cleveland, Ohio
May 26, 1998